                                                                     EXHIBIT 4.5



================================================================================


                              REGAL CINEMAS, INC.,
                                             Issuer


                                       and


                       IBJ SCHRODER BANK & TRUST COMPANY,
                                             Trustee




                                   ----------

                                    Indenture

                          Dated as of December 16, 1998

                                   ----------


                   8 7/8% Senior Subordinated Debentures due 2010



================================================================================

                              CROSS-REFERENCE TABLE



TIA Sections                                                               Indenture Sections
------------                                                               ------------------

ss. 310(a)(1)..........................................................          7.10
       (a)(2)..........................................................          7.10
       (b).............................................................          7.03; 7.08
ss. 311(a).............................................................          7.03
       (b).............................................................          7.03
ss. 312(a).............................................................          2.04
       (b).............................................................          10.02
       (c).............................................................          10.02
ss. 313(a).............................................................          7.06
       (b)(2)..........................................................          7.07
       (c).............................................................          7.05; 7.06; 11.02
       (d).............................................................          7.06
ss. 314(a).............................................................          7.05; 11.02
       (a)(4)..........................................................          4.12; 11.02
       (c)(1)..........................................................          11.03
       (c)(2)..........................................................          11.03
       (e).............................................................          4.12; 11.04
ss. 315(a).............................................................          7.02
       (b).............................................................          7.05; 11.02
       (c).............................................................          7.02
       (d).............................................................          7.02
       (e).............................................................          6.11
ss. 316(a)(1)(A).......................................................          6.05
       (a)(1)(B).......................................................          6.04
       (b).............................................................          6.07
       (c).............................................................          9.03
ss. 317(a)(1)..........................................................          6.08
       (a)(2)..........................................................          6.09
       (b).............................................................          2.05
ss. 318(a).............................................................          11.01
       (c).............................................................          11.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS1

                                                                                           Page
                                                                                           ----


                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions ..........................................................        1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act ....................       17
SECTION 1.03.  Rules of Construction ................................................       18

                                   ARTICLE TWO
                                 THE DEBENTURES

SECTION 2.01.  Form and Dating ......................................................       19
SECTION 2.02.  Restrictive Legends ..................................................       20
SECTION 2.03.  Execution, Authentication and Denominations ..........................       22
SECTION 2.04.  Registrar and Paying Agent ...........................................       23
SECTION 2.05.  Paying Agent to Hold Money in Trust ..................................       24
SECTION 2.06.  Transfer and Exchange ................................................       24
SECTION 2.07.  Book-Entry Provisions for Global Debentures ..........................       25
SECTION 2.08.  Special Transfer Provisions ..........................................       27
SECTION 2.09.  Replacement Debentures ...............................................       30
SECTION 2.10.  Outstanding Debentures ...............................................       31
SECTION 2.11.  Temporary Debentures .................................................       31
SECTION 2.12.  Cancellation .........................................................       31
SECTION 2.13.  CUSIP Numbers ........................................................       32
SECTION 2.14.  Defaulted Interest ...................................................       32
SECTION 2.15.  Issuance of Additional Debentures ....................................       32

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.  Right of Redemption ..................................................       32
SECTION 3.02.  Notices to Trustee ...................................................       33
SECTION 3.03.  Selection of Debentures to Be Redeemed ...............................       33
SECTION 3.04.  Notice of Redemption .................................................       34
SECTION 3.05.  Effect of Notice of Redemption .......................................       35
SECTION 3.06.  Deposit of Redemption Price ..........................................       35
SECTION 3.07.  Payment of Debentures Called for Redemption ..........................       35
SECTION 3.08.  Debentures Redeemed in Part ..........................................       35



----------

Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.  Payment of Debentures ................................................       36
SECTION 4.02.  Maintenance of Office or Agency ......................................       36
SECTION 4.03.  Fall-away Event ......................................................       37
SECTION 4.04.  Limitation on Restricted Payments ....................................       37
SECTION 4.05.  Limitation on the Incurrence of Additional Indebtedness
                              and Issuance of Capital Stock .........................       39
SECTION 4.06.  Limitations on Transactions with Affiliates ..........................       40
SECTION 4.07.  Repurchase of Debentures upon a Change of Control ....................       41
SECTION 4.08.  Existence ............................................................       42
SECTION 4.09.  Payment of Taxes and Other Claims ....................................       42
SECTION 4.10.  Maintenance of Properties and Insurance ..............................       43
SECTION 4.11.  Notice of Defaults ...................................................       43
SECTION 4.12.  Compliance Certificates ..............................................       43
SECTION 4.13.  Commission Reports and Reports to Holders ............................       44
SECTION 4.14.  Waiver of Stay, Extension or Usury Laws ..............................       44
SECTION 4.15.  Limitation on Layering ...............................................       45

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge, Etc ..........................................       45
SECTION 5.02.  Successor Substituted ................................................       46

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default ....................................................       46
SECTION 6.02.  Acceleration .........................................................       47
SECTION 6.03.  Other Remedies .......................................................       48
SECTION 6.04.  Waiver of Past Defaults ..............................................       48
SECTION 6.05.  Control by Majority ..................................................       49
SECTION 6.06.  Limitation on Suits ..................................................       49
SECTION 6.07.  Rights of Holders to Receive Payment .................................       50
SECTION 6.08.  Collection Suit by Trustee ...........................................       50
SECTION 6.09.  Trustee May File Proofs of Claim .....................................       50
SECTION 6.10.  Priorities ...........................................................       51
SECTION 6.11.  Undertaking for Costs ................................................       51
SECTION 6.12.  Restoration of Rights and Remedies ...................................       51

SECTION 6.13.  Rights and Remedies Cumulative .......................................       52
SECTION 6.14.  Delay or Omission Not Waiver .........................................       52

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.  General ..............................................................       52
SECTION 7.02.  Certain Rights of Trustee ............................................       52
SECTION 7.03.  Individual Rights of Trustee .........................................       54
SECTION 7.04.  Trustee's Disclaimer .................................................       54
SECTION 7.05.  Notice of Default ....................................................       54
SECTION 7.06.  Reports by Trustee to Holders ........................................       54
SECTION 7.07.  Compensation and Indemnity ...........................................       54
SECTION 7.08.  Replacement of Trustee ...............................................       55
SECTION 7.09.  Successor Trustee by Merger, Etc .....................................       56
SECTION 7.10.  Eligibility ..........................................................       57
SECTION 7.11.  Money Held in Trust ..................................................       57

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations .................................       57
SECTION 8.02.  Defeasance and Discharge of Indenture 58
SECTION 8.03.  Defeasance of Certain Obligations ....................................       60
SECTION 8.04.  Application of Trust Money ...........................................       62
SECTION 8.05.  Repayment to Company .................................................       62
SECTION 8.06.  Reinstatement ........................................................       62

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders ...........................................       63
SECTION 9.02.  With Consent of Holders ..............................................       63
SECTION 9.03.  Revocation and Effect of Consent .....................................       65
SECTION 9.04.  Notation on or Exchange of Debentures 65
SECTION 9.05.  Trustee to Sign Amendments, Etc ......................................       65
SECTION 9.06.  Conformity with Trust Indenture Act ..................................       66

                                   ARTICLE TEN
                           SUBORDINATION OF DEBENTURES

SECTION 10.01.  Debentures Subordinated to Senior Indebtedness ......................       66
SECTION 10.02.  No Payment on Debentures in Certain Circumstances ...................       66
SECTION 10.03.  Payment over of Proceeds upon Dissolution, Etc ......................       68
SECTION 10.04.  Subrogation .........................................................       70
SECTION 10.05.  Obligations of Company Unconditional 71
SECTION 10.06.  Notice to Trustee ...................................................       71
SECTION 10.07.  Reliance on Judicial Order or Certificate of Liquidating Agent ......       72
SECTION 10.08.  Trustee's Relation to Senior Indebtedness ...........................       72
SECTION 10.09.  Subordination Rights Not Impaired by Acts or Omissions of the
                           Company or Holders of Senior Indebtedness ................       73
SECTION 10.10.  Holders Authorize Trustee to Effectuate Subordination of Debentures .       73
SECTION 10.11.  Not to Prevent Events of Default ....................................       73
SECTION 10.12.  Trustee's Compensation Not Prejudiced ...............................       73
SECTION 10.13.  No Waiver of Subordination Provisions ...............................       73
SECTION 10.14.  Payments May Be Paid Prior to Dissolution ...........................       74
SECTION 10.15.  Consent of Holders of Senior Indebtedness Under the
                              Senior Credit Facilities ..............................       74
SECTION 10.16.  Trust Moneys Not Subordinated .......................................       74
SECTION 10.17.  Notice to Representative of Designated Senior Indebtedness ..........       74

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act of 1939 75
SECTION 11.02.  Notices .............................................................       75
SECTION 11.03.  Certificate and Opinion as to Conditions Precedent ..................       76
SECTION 11.04.  Statements Required in Certificate or Opinion 77
SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar .........................       77
SECTION 11.06.  Payment Date Other Than a Business Day ..............................       77
SECTION 11.07.  Governing Law 78
SECTION 11.08.  No Adverse Interpretation of Other Agreements 78
SECTION 11.09.  No Recourse Against Others ..........................................       78
SECTION 11.10.  Successors 78
SECTION 11.11.  Duplicate Originals 78
SECTION 11.12.  Separability ........................................................       78
SECTION 11.13.  Table of Contents, Headings, Etc ....................................       78


EXHIBIT A      Form of Debenture ....................................................    A-1
EXHIBIT B      Form of Certificate ..................................................    B-1

EXHIBIT C      Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors .......................    C-1
EXHIBIT D      Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S ..............................    D-1

         INDENTURE, dated as of December 16, 1998, between REGAL CINEMAS, INC., a Tennessee corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, trustee (the "Trustee").


                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $200,000,000 aggregate principal amount of the Company's 8 7/8% Senior Subordinated Debentures due 2010 (the "Debentures") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions .

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

         "Acquired Preferred Stock" means the Preferred Stock of any Person at such time as such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

         "Act III" means Act III Cinemas, Inc., a Delaware corporation.

         "Act III Merger" means the merger of Act III with and into the Company.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Transaction" has the meaning specified in Section 4.06.

         "Agent" means any Registrar, Co-Registrar, Paying Agent, Transfer Agent or authenticating agent.

         "Agent Members" has the meaning provided in Section 2.07(a).

         "Asset Acquisition" means (i) any transaction pursuant to which any Person shall become a Restricted Subsidiary of the Company or shall be consolidated or merged with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person comprising a division, line of business or theatre site of such Person.

         "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than to Hicks Muse, KKR or any of their respective officers or directors or any Affiliates of any of the foregoing (the "Permitted Holders"); or (ii) the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect subsidiary of any Permitted Holder) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

         "Change of Control Offer" has the meaning provided in Section 4.07(a).

         "Change of Control Payment Date" has the meaning provided in Section 4.07(c).

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman of the Board, its Chief Executive Officer, its President, a Vice President or its Chief Financial Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause
(i) and one of the officers listed in clause (ii) above.

         "Consolidated EBITDA" means, for any period, the net income of the Company and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense, (v) all other non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing such net income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; (vi) upfront expenses resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, Dispositions, Asset Acquisitions and similar transactions to the extent such expenses reduce net income; (vii) restructuring charges reducing net income; and (viii) gains or losses on Dispositions; provided that Consolidated EBITDA shall not include (x) the net income (or net loss) of any Person that is not a Restricted Subsidiary, except (I) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (II) with respect to net losses, to the extent of the amount of investments made by the Company or any Restricted Subsidiary in such Person during such period; (y) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iii) of
Section 4.04(a) (and in such case, except to the extent includable pursuant to clause (x) above), the net income (or net loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; and (z) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock outstanding on the Issue Date or incurred or issued thereafter in compliance with Section 4.05; provided that the terms of any such agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment (beyond any applicable period of grace) contained in such agreement or instrument and provided such terms are determined by the Company to be customary in comparable financings and such restrictions are determined by the Company not to materially affect the Company's ability to make principal or interest payments on the Debentures when due).

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof), all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Construction Indebtedness Amount" shall mean an amount equal to the lesser of (i) $100 million and (ii) the total Indebtedness of any Person and its Restricted Subsidiaries outstanding on the last day of any Reference Period incurred in connection with the construction or enhancement of motion picture theatres or screens that, on such day, are not open for business.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at One State Street, New York, New York 10004; Attention: Corporate Administration.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Debentures" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Debentures" shall include the Debentures initially issued on the Issue Date, any Exchange Debentures to be issued and exchanged for any Debentures pursuant to the Registration Rights Agreement and this Indenture and any other Debentures issued after the Closing Date under this Indenture. For purposes of this Indenture, all Debentures shall vote together as one series of Debentures under this Indenture.

         "Debenture Obligations" means all Obligations relating to the Debentures, including, without limitation, all principal, premium, if any, interest (including, without limitation, any additional amounts payable with respect to the Debentures as a result of the failure to comply with the terms of the Registration Rights Agreement).

         "Debt Rating" shall mean the rating assigned to the Debentures by Moody's or S&P, as the case may be.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

         "Designated Preferred Stock" means preferred stock of the Company (other than Disqualified Capital Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 4.04(a).

         "Designated Senior Indebtedness" means (i) all obligations under the Senior Credit Facilities and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, or transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets or Capital Stock.

         "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control if such Capital Stock requires that the Change of Control Offer with respect to the Debentures be completed prior to any similar offer being made with respect to such Capital Stock), in whole or in part, on or prior to the final maturity date of the Debentures; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to the final maturity date of the Debentures shall be deemed Disqualified Capital Stock.

         "Equity Offering" means a private sale or public offering of Capital Stock or preferred stock (other than Disqualified Capital Stock) of the Company.

         "Event of Default" has the meaning provided in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Debentures" means any securities of the Company containing terms identical to the Debentures (except that such Exchange Debentures shall be registered under the Securities Act) that are issued and exchanged for the Debentures pursuant to the Registration Rights Agreement and this Indenture.

         "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the date hereof.

         "Global Debentures" has the meaning provided in Section 2.01.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated.

         "Holder" or "Debentureholder" means the registered holder of any Debenture.

         "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Agreements, Commodity Agreements and Currency Agreements and (viii) for Indebtedness of any other Person of the type referred to in clauses (i) through
(vii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be calculated in accordance with GAAP, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in the motion picture exhibition and distribution business of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Payment Date" means each semiannual interest payment date on June 15 and December 15 of each year, commencing June 15, 1999.

         "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

         "Investment Grade Status" exists as of a date and thereafter if at such date either (i) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher or (ii) the Debt Rating of S&P is at least BBB-- (or the equivalent) or higher.

         "Issue Date" means December 16, 1998.

         "KKR" means Kohlberg Kravis Roberts & Co. L.P.

         "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness (excluding any Construction Indebtedness Amount and net of any cash and cash equivalents) of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all Disqualified Capital Stock of such Person and all Preferred Stock of Restricted Subsidiaries of such Person (other than any such Disqualified Capital Stock or Preferred Stock held by such Person or any of its Restricted Subsidiaries) on such date to (ii) the aggregate amount of Consolidated EBITDA for the most recent four full fiscal quarters (the "Four Quarter Period") for which financial statements of the Company have been filed with the Commission or delivered to the Trustee pursuant to Section 4.13. The Four Quarter Period shall be hereinafter referred to as the "Reference Period."

         For purposes of this definition, the aggregate outstanding principal amount of Indebtedness or aggregate liquidation preference of Preferred Stock of the Person and its Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness or Preferred Stock giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness or Preferred Stock is being incurred has occurred, on the last day of the Reference Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to (i) the Transactions, (ii) the incurrence of the Indebtedness or Preferred Stock of such Person and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness or Preferred Stock, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period, (iii) any Dispositions, Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or Preferred Stock) or Theatre Completions at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Disposition, Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition) or Theatre Completion occurred on the first day of the Reference Period, (iv) the effects of incremental contributions to Consolidated EBITDA the Company reasonably believes in good faith could have been achieved during the Reference Period as a result of such Asset Acquisition or Theatre Completion (regardless of whether such incremental contributions could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided, however, that such incremental contributions were identified and quantified in good faith in an Officers' Certificate delivered to the Trustee at the time of any calculation of the Leverage Ratio and (v) any motion picture theatre that was permanently closed for business at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination as if such theatre was closed on the first day of the Reference Period. In calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated EBITDA," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding
(i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Agreements that will remain in effect for at least 12 months, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. For purposes of calculating the Consolidated EBITDA associated with any Theatre Completion, the amount thereof for the Reference Period shall be the amount of Consolidated EBITDA expected by the Company in good faith to be derived by the Company from such Theatre Completion during the first 12-month period following the date on which the relevant theatre or screen opens for business.

         "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "9 1/2% Regal Notes" means the Company's 9 1/2% Senior Subordinated Notes due 2008 issued pursuant to that certain indenture dated as of May 27, 1998, by and between the Company and IBJ Schroder Bank & Trust Company.

         "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

         "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate shall include the statements provided for in TIA Section 314(e) to the extent applicable.

         "Offshore Global Debenture" has the meaning provided in Section 2.01.

         "Offshore Physical Debentures" has the meaning provided in Section
2.01.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.04 hereof. The counsel may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Payment Blockage Period" has the meaning provided in Section 10.02.

         "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Issue Date (including the 9 1/2% Regal Notes and the Debentures); (ii) Indebtedness of the Company and any of its Restricted Subsidiaries incurred under the Senior Credit Facilities (including letter of credit obligations), provided that the aggregate principal amount at any time outstanding does not exceed $1.22 billion; (iii) Indebtedness evidenced by or arising under the Debentures and this Indenture in respect of the Debentures;
(iv) Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes; (v) additional Indebtedness of the Company or any of its Restricted Subsidiaries not otherwise permitted under
Section 4.05 of this Indenture, in an aggregate principal amount, which when aggregated with the aggregate principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (v), does not at any one time outstanding exceed the sum of (x) $100.0 million and (y) 100% of the net cash proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock) of the Company or net cash proceeds contributed to the capital of the Company (other than in respect of Disqualified Capital Stock) as determined in accordance with clauses (iii)(b) and (iii)(c) of Section 4.04(a) to the extent such net cash proceeds have not been applied pursuant to such clause to make Restricted Payments or to effect other transactions pursuant to Section 4.04(b) (it being understood that any Indebtedness incurred under this clause (v) shall cease to be deemed incurred or outstanding for purposes of this clause (v) from and after the first date on which the Company could have incurred such Indebtedness under Section 4.05 without reliance upon this clause (v), and such Indebtedness shall thereupon be deemed to have been so incurred); (vi) Refinancing Indebtedness (other than in respect of Indebtedness incurred pursuant to clauses (ii), (v) and (xiii) of this definition); (vii) Indebtedness owed by the Company to any Restricted Subsidiary of the Company (so long as it shall remain a Restricted Subsidiary of the Company) or by any Restricted Subsidiary (so long as it remains a Restricted Subsidiary of the Company) of the Company to the Company or any Restricted Subsidiary of the Company; (viii) guarantees by the Company or Restricted Subsidiaries of any Indebtedness permitted to be incurred pursuant to this Indenture; (ix) Indebtedness in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers' acceptances, completion guarantees and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of their business or Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause);
(xi) Indebtedness (including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations) incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets (whether through direct purchase of assets or the Capital Stock of any Person owning such assets) or incurred to refinance any such purchase price or cost of construction or improvement; (xii) Indebtedness or Disqualified Capital Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness or Disqualified Capital Stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05(a) or (ii) the Leverage Ratio is less than immediately prior to such acquisition or merger; and (xiii) Indebtedness incurred in connection with any Real Estate Financing Transaction; provided, however, that the amount of Indebtedness outstanding under clause (ii) above and this clause (xiii) shall not exceed $1.22 billion at any time outstanding.

         "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Physical Debentures" has the meaning provided in Section 2.01.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal" of a debt security, including the Debentures, means the principal amount due on the stated maturity as shown on such debt security.

         "Private Placement Legend" means the legend initially set forth on the Debentures in the form set forth in Section 2.02.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Real Estate Financing Transaction" means a financing or series of financings consisting principally of one or more mortgage financings, real estate sale or leaseback transactions or an asset-backed program based on real estate owned by the Company or any of its Subsidiaries (funded by the issuance of commercial paper, medium term notes or other forms of borrowing and including credit enhancement facilities), and which may consist of or include such other forms of financing consistent with the foregoing as the Board of Directors shall approve in good faith, in each case as such financing or financings may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any amendment extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such financing or financings or any successor or replacement agreement and whether including the same or any other lender or group of lenders, and whether including or replacing as borrowers or guarantors one or more Subsidiaries of the Company.

         "Redemption Date" means, when used with respect to any Debenture to be redeemed, the date fixed for such redemption by or in accordance with this Indenture.

         "Redemption Price" means, when used with respect to any Debenture to be redeemed, the price at which such Debenture is to be redeemed in accordance with this Indenture.

         "Refinancing Indebtedness" means any refinancing by the Company or its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with Section 4.05 that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, fees, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

         "Refunding Capital Stock" has the meaning provided in Section 4.04(b).

         "Registrar" has the meaning provided in Section 2.04.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated December 16, 1998, between the Company and Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation and certain permitted assigns specified therein.

         "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

         "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock or dividends or distributions by a Restricted Subsidiary so long as in the case of any dividend or distribution payable on or in respect of any class or series of Capital Stock issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock) on shares of the Company's Capital Stock, or (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock.

         "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors may designate any Unrestricted Subsidiary or any person that is to become a Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional indebtedness under the first paragraph of Section 4.05 of this Indenture.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

         "Secured Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" has the meaning provided in Section 2.04.

         "Senior Credit Facilities" means the credit facilities under that certain Credit Agreement dated as of May 27, 1998, as amended on August 26, 1998, among the Company and The Bank of Nova Scotia, as administrative agent and collateral agent, BancAmerica Robertson Stephens, as syndication agent, The Chase Manhattan Bank, as documentation agent, and the other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending or shortening the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or increasing the amount of Indebtedness thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

         "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company, including interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceeding) and premium, if any, thereon, and other monetary amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness ranks pari passu with the Debentures; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Restricted Subsidiary, (2) any liability for federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Debenture Obligations and the 9 1/2% Regal Notes (as to which the Debentures rank pari passu in right of payment) or
(5) obligations in respect of any Capital Stock.

         "Senior Subordinated Indebtedness" means the Debentures and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Debentures in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

         "Significant Restricted Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in this Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of this Indenture.

         "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

         "Theatre Completion" means any motion picture theatre or screen or enhancement which was first opened for business during any applicable period.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

         "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

         "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the Board of Directors; provided, however, that (a) neither the Company nor any of its other Restricted Subsidiaries (1) provides any credit support for any Indebtedness or other Obligations of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness or other Obligations of such Subsidiary and (b) at the time of designation of such Subsidiary, such Subsidiary has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.05 of this Indenture and (y) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "U.S. Global Debentures" has the meaning provided in Section 2.01.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "U.S. Physical Debentures" has the meaning provided in Section 2.01.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Debentures;

                  "indenture security holder" means a Holder or a Debentureholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Debentures.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction . Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

                  (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                 THE DEBENTURES

         SECTION 2.01. Form and Dating. The Debentures and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Debentures may have notations, legends or endorsements required by law or stock exchange agreements to which the Company is subject. Each Debenture shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Debentures annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Debentures in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Debentures"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         Debentures offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Debentures in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Debentures"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. At any time after the 40th day following the later of commencement of the offering of the Debentures and the Issue Date, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Debentures in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Debentures"; and together with the Temporary Offshore Global Debentures, the "Offshore Global Debentures") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Debentures in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Debentures transferred.

         Debentures offered and sold to Institutional Accredited Investors after the Issue Date shall be issued in the form of permanent certificated Debentures in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Debentures").

         Debentures issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Debentures shall be in the form of permanent certificated Debentures in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Debentures").

         The Offshore Physical Debentures and U.S. Physical Debentures are sometimes collectively herein referred to as the "Physical Debentures." The U.S. Global Debentures and the Offshore Global Debentures are sometimes referred to herein as the "Global Debentures."

         The definitive Debentures shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the Officers executing such Debentures, as evidenced by their execution of such Debentures.

         SECTION 2.02. Restrictive Legends. Unless and until a Debenture is exchanged for an Exchange Debenture or otherwise sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement,
(i) the U.S. Global Debentures and U.S. Physical Debentures shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Debentures and Offshore Global Debentures shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto, and the Temporary Offshore Global Debentures shall bear the legend set forth below on the face thereof.

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
         (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS DEBENTURE, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY

         SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         Each Global Debenture, whether or not an Exchange Debenture, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

         AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION S 2.01, 2.06, 2.07 AND 2.08 OF THE INDENTURE.

         SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited. The Debentures shall be executed by two Officers of the Company. The signature of these Officers on the Debentures may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee or authenticating agent authenticates the Debenture, the Debenture shall be valid nevertheless.

         A Debenture shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Debentures in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Debentures. Such Company Order shall specify the amount of Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated and, in case of an issuance of Debentures pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

         The Trustee may appoint an authenticating agent to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

         SECTION 2.04. Registrar and Paying Agent. The Company shall maintain one or more offices or agencies where Debentures may be presented for registration of transfer or for exchange (each a "Transfer Agent" and such Transfer Agent in the Borough of Manhattan, The City of New York, the "Registrar"), one or more offices or agencies where Debentures may be presented for payment (each a "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served, one of which in each case shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Debentures and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or Transfer Agent, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Debentures held by each Holder.

         SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than
11:00 a.m. (New York City time) each due date of the principal, premium, if any, and interest on any Debentures, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Debentures (whether such money has been paid to it by the Company or any other obligor on the Debentures), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Debentures) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as a Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Debentures, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient, with monies held by all other Paying Agents, to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 2.06. Transfer and Exchange. The Debentures are issuable only in registered form. A Holder may transfer a Debenture only by written application to the Registrar or another Transfer Agent stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Debenture is registered as the owner thereof for all purposes whether or not the Debenture shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interests in such Global Debenture may be effected only through a book entry system maintained by the Holder of such Global Debenture (or its agent) and that ownership of a beneficial interest in the Debenture shall be required to be reflected in a book entry. When Debentures are presented to the Registrar or another Transfer Agent with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations (including an exchange of Debentures for Exchange Debentures), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Debentures are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the

Holder); provided that no exchanges of Debentures for Exchange Debentures shall occur until a Registration Statement shall have been declared effective by the Commission and that any Debentures that are exchanged for Exchange Debentures shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Debentures, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

         Neither the Registrar nor any other Transfer Agent shall be required
(i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

         SECTION 2.07. Book-Entry Provisions for Global Debentures. (a) The U.S. Global Debentures and Offshore Global Debentures initially shall (i) be registered in the name of the Depositary for such Global Debentures or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Debenture.

         (b) Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Debentures may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Debentures and Offshore Physical Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Debentures or the Offshore Global Debentures, as the case may be, if (i) the Company notifies the Trustee in writing that the Depositary it no longer willing or able to act as Depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the

Trustee in writing that it elects to cause the issuance of the Debentures in definitive form under this Indenture, (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or
(iv) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

         (c) Any beneficial interest in one of the Global Debentures that is transferred to a person who takes delivery in the form of an interest in another Global Debenture will, upon transfer, cease to be an interest in such Global Debenture and become an interest in such other Global Debenture and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Debenture for as long as it remains such an interest.

         (d) In connection with any transfer of a portion of the beneficial interests in a Global Debenture to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interest in such Global Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures or Offshore Physical Debentures, as the case may be, of like tenor and amount.

         (e) In connection with the transfer of the U.S. Global Debentures or the Offshore Global Debentures, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Debentures or Offshore Global Debentures, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Debentures or Offshore Global Debentures, as the case may be, an equal aggregate principal amount of U.S. Physical Debentures or Offshore Physical Debentures, as the case may be, of authorized denominations.

         (f) Any U.S. Physical Debenture delivered in exchange for an interest in the U.S. Global Debentures pursuant to paragraph (b), (d) or (e) of this
Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Debenture set forth in Section 2.02.

         (g) Any Offshore Physical Debenture delivered in exchange for an interest in the Offshore Global Debentures pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of
Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Debenture set forth in Section 2.02.

         (h) The registered holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

         SECTION 2.08. Special Transfer Provisions. Unless and until a
Debenture is exchanged for an Exchange Debenture or otherwise sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Debenture to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Debenture, whether or not such Debenture bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Debentures being transferred is less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Debentures, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Debentures in an amount equal to the principal amount of the beneficial interest in the U.S. Global Debentures to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Debenture to a QIB (excluding Non-U.S. Persons):

                  (i) If the Debenture to be transferred consists of (x) either Offshore Physical Debentures prior to the removal of the Private Placement Legend or U.S. Physical Debentures, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Debentures, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Debenture to be transferred consists of U.S. Physical Debentures, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Debentures in an amount equal to the principal amount of the U.S. Physical Debentures to be transferred, and the Trustee shall cancel the U.S. Physical Debentures so transferred.

         (c) Transfers of Interests in the Temporary Offshore Global Debentures. The following provisions shall apply with respect to registration of any proposed transfer of an interest in a Temporary Offshore Global Debentures:

                  (i) The Registrar shall register the transfer of any Debenture
         (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Debentures in an amount equal to the principal amount of the Temporary Offshore Global Debentures to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Debentures.

         (d) Transfers of Interests in the Permanent Offshore Global Debentures or Unlegended Offshore Physical Debentures. The following provisions shall apply with respect to any transfer of interests in Permanent Offshore Global Debentures or unlegended Offshore Physical Debentures. The Registrar shall register the transfer of any such Debenture without requiring any additional certification.

         (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Debenture to a Non-U.S. Person:

                  (i) Prior to the 41st day following the later of commencement of the offering of the Debentures and the Issue Date, the Registrar shall register any proposed transfer of a Debenture to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

                  (ii) On and after the 41st day following the later of commencement of the offering of the Debentures and the Issue Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Debenture to be transferred is a U.S. Physical Debenture or an interest in U.S. Global Debentures, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

                   (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Debentures, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Debentures in an amount equal to the principal amount of the beneficial interest in the U.S. Global Debentures to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Debentures in an amount equal to the principal amount of the U.S. Physical Debentures or the U.S. Global Debentures, as the case may be, to be transferred, and the Trustee shall cancel the Physical Debenture, if any, so transferred or decrease the amount of the U.S. Global Debentures.

         (f) Private Placement Legend. Upon the transfer, exchange or replacement of Debentures not bearing the Private Placement Legend, the Registrar shall deliver Debentures that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Debentures bearing the Private Placement Legend, the Registrar shall deliver only Debentures that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 2.01 or (a)(i)(x) or (e)(ii) of this Section
2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (g) General. By its acceptance of any Debenture bearing the Private Placement Legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Debentures, each Holder agrees by its acceptance of the Debentures to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.09. Replacement Debentures. If a mutilated Debenture is surrendered to the Trustee or if the Holder claims that the Debenture has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this
Section 2.09 are met. If required by the Company, an indemnity bond must be furnished that is sufficient in the judgment of the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Debenture. In case any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

         Every replacement Debenture is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         SECTION 2.10. Outstanding Debentures. Debentures outstanding at any time are all Debentures that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

         If a Debenture is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Debentures payable on that date, then on and after that date such Debentures cease to be outstanding and interest on them shall cease to accrue.

         A Debenture does not cease to be outstanding because the Company or one of its Subsidiaries holds such Debenture, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Subsidiaries of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee has actual knowledge to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Subsidiaries of the Company or of such other obligor.

         SECTION 2.11. Temporary Debentures. Until definitive Debentures are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Debentures, as evidenced by their execution of such temporary Debentures. If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures.

         SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold. Each Transfer Agent and Paying Agent shall forward to the Trustee any Debentures surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

         SECTION 2.13. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Debentures.

         SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Debentures, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.15. Issuance of Additional Debentures. The Company may, subject to Article Four of this Indenture and applicable law, issue additional Debentures under this Indenture. The Debentures issued on the Closing Date and any additional Debentures subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                  ARTICLE THREE
                                   REDEMPTION

         SECTION 3.01. Right of Redemption. (a) The Debentures are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after December 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount thereof on the applicable Redemption Date), plus accrued and unpaid interest to the Redemption

Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing December 15 of the years set forth below:

                                                    Redemption
Year                                                  Price
----                                                -----------
2003                                                  104.438%
2004                                                   103.328
2005                                                   102.219
2006                                                   101.109
2007 and thereafter                                    100.000

         (b) In addition, at any time and from time to time prior to December 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Debentures originally issued with the proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 108.875%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Debentures issued under this Indenture remains outstanding after each such redemption and (ii) any such redemption shall occur on or prior to the date that is 90 days after receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

         SECTION 3.02. Notices to Trustee. If the Company elects to redeem Debentures pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Debentures to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

         The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

         SECTION 3.03. Selection of Debentures to Be Redeemed. If less than all of the Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Debentures are listed or, in the absence of such requirements or if the Debentures are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Debenture of $1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Debentures outstanding and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Debentures that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Debentures or portions of Debentures to be called for redemption.

         SECTION 3.04. Notice of Redemption. With respect to any redemption of Debentures pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Debentures are to be redeemed at its registered address.

         The notice shall identify the Debentures to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the name and address of each Paying Agent;

                  (iv) that Debentures called for redemption must be surrendered to a Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on Debentures called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Debentures to a Paying Agent;

                  (vi) that, if any Debenture is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Debenture to be redeemed and that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be reissued; and

                  (vii) that, if any Debenture contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Debentures or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Debentures.

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

         SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Debentures to a Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Debentures held by Holders to whom such notice was properly given.

         SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with its Paying Agent not later than 11:00 a.m. (New York City time) (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Debentures to be redeemed on that date other than Debentures or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.07. Payment of Debentures Called for Redemption. If notice of redemption has been given in the manner provided above, the Debentures or portion of Debentures specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Debentures at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Debentures), such Debentures shall cease to accrue interest. Upon surrender of any Debenture for redemption in accordance with a notice of redemption, such Debenture shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose stated maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

         SECTION 3.08. Debentures Redeemed in Part. Upon surrender of any Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver by mail to the Holder without service charge, a new Debenture equal in principal amount to the unredeemed portion of such surrendered Debenture.


                                  ARTICLE FOUR
                                    COVENANTS

         SECTION 4.01. Payment of Debentures. The Company shall pay the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or the Paying Agents (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment, except that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address is specified in the Security Register. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Debentures.

         The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Debentures.

         SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Debentures may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in the Borough of Manhattan, The City of New York in accordance with Section 2.04.

         SECTION 4.03. Fall-away Event. The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this Indenture under Sections 4.04, 4.05, 4.06 and 5.01 will terminate if and when the Debentures are Investment Grade Status (a "Fall-away Event"); provided, however, that the Company's and its Restricted Subsidiaries' obligations to comply with such provisions shall be reinstated as to events occurring after such reinstatement if the Debentures cease to have Investment Grade Status, subject to the terms, conditions and obligations set forth in this Indenture, provided, further, that no such Default or Event of Default shall be deemed to have arisen as a result of such reinstatement or as a result of any action taken or omitted from being taken during the period that the foregoing covenants were not in effect.

         SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

                  (i) a Default or Event of Default shall have occurred and be continuing; or

                  (ii) the Company is not able to incur $1.00 of additional Indebtedness under the first paragraph of Section 4.05 of this Indenture; or

                  (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors in good faith) exceeds the sum of
         (a) (x) 100% of Consolidated EBITDA of the Company accrued subsequent to May 27, 1998 to the most recent date for which financial information is available to the Company (taken as one accounting period), less (y)
         1.75 times Consolidated Interest Expense for the same period, plus (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors in good faith, received subsequent to the Issue Date by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange, (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clause (2) of paragraph (b) below and (iii) any net cash proceeds received from the issuance and sale of Designated Preferred Stock), plus (c) without duplication of any amount included in clause (iii)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(b) above), received by the Company as a capital contribution subsequent to the Issue Date, plus (d) the greater of (i) $100 million and (ii) 15% of the Total Assets of the Company and its consolidated Subsidiaries as determined in accordance with GAAP as of the date of the most recently prepared internal balance sheet of the Company.

         (b) Notwithstanding the foregoing, these provisions will not prohibit:
(1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) (A) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock ("Retired Capital Stock") either (x) solely in exchange for shares of Qualified Capital Stock or other warrants, options or rights to acquire Qualified Capital Stock or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of, Disqualified Capital Stock (in each case, "Refunding Capital Stock") and (B) the declaration and payment of dividends on Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that could have been paid on such Retired Capital Stock pursuant to this covenant (other than this clause
(b)(2)(B)) immediately prior to such retirement; provided, however, that at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(3) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Article Five; provided, however, that no such payment may be made pursuant to this clause (3) unless, after giving pro forma effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness under the first paragraph of Section 4.05 of this Indenture; (4)(A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Issue Date or (B) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2)(B) above; provided, however, in either case, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries would be able to incur $1.00 of Indebtedness under the first paragraph of Section 4.05 of this Indenture; (5) repurchases of warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if such warrants, options or rights represent a portion of the exercise price of such warrants, options or rights; (6) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock or the declaration and payment of dividends to holders of Preferred Stock of Restricted Subsidiaries, in each case, issued in accordance with Section 4.05 of this Indenture; (7) commencing on the six month anniversary of the Issue Date, a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company in existence on the Issue Date and which are not held by KKR, Hicks Muse or any of their respective affiliates on the Issue Date (including any Capital Stock issued in respect of such Capital Stock as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any Equity Interests issued pursuant to any management equity plan or stock option plan or similar agreement); provided that notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall be permitted to make Restricted Payments under this clause (7) only if after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.05 of this Indenture; and
(8) dividends on the Company's Capital Stock (other than Disqualified Capital Stock) after the first underwritten Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Capital Stock) sold for the account of the issuer thereof (and not for the account of any stockholder) in such initial underwritten Equity Offering; provided, however, that in the case of clauses other than clauses (1) and (2)(A), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), 2(B), (3), (4) and (8) shall be included in such calculation.

         To the extent the issuance of Capital Stock and the receipt of capital contributions are applied to permit the issuance of Indebtedness pursuant to clause (v) of the definition of Permitted Indebtedness, the issuance of such Capital Stock and the receipt of such capital contributions shall not be applied to permit payments under this Section 4.04.

         SECTION 4.05. Limitation on the Incurrence of Additional Indebtedness and Issuance of Capital Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and its Restricted Subsidiaries will not issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company so long as it is so held); provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, the Company's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom is less than 7:1.

         (b) The Company will not incur or suffer to exist, or permit any of its Restricted Subsidiaries to incur or suffer to exist, any Obligations with respect to an Unrestricted Subsidiary that would violate the provisions set forth in the definition of Unrestricted Subsidiary set forth in Section 1.01.

         (c) For purposes of determining compliance with this Section 4.05, in the event that an item of Permitted Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this Section 4.05, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.05 and such item of Indebtedness will be treated as having been incurred pursuant to only one of the clauses of the definition of Permitted Indebtedness or pursuant to the first paragraph hereof except as otherwise set forth in clause (v) of the definition of Permitted Indebtedness. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.05.

         SECTION 4.06. Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions involving aggregate payments or consideration in excess of $5.0 million (including, without limitation, the purchase, sale, lease, contribution or exchange of any property or the rendering of any service) with or for the benefit of any of its or any of its Restricted Subsidiary's Affiliates (other than transactions between the Company and a Restricted Subsidiary of the Company or among Restricted Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $10.0 million or more, such determination will be made in good faith by a majority of members of the Board of Directors and by a majority of the disinterested members of the Board of Directors, if any. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder; (2) any obligations of the Company under any employment agreement, noncompetition or confidentiality agreement with any officer of the Company, as in effect on the Issue Date (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant); (3) any Restricted Payment permitted to be made pursuant to Section 4.04 of this Indenture; (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors; (5) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with past practices; (6) payments made in connection with the Transactions, including, without limitation, fees payable to and expenses of Hicks Muse and KKR; (7) payments by the Company or any of its Restricted Subsidiaries to KKR or Hicks Muse or their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith; (8) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that is on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; (9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect; (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the management thereof, or are on terms (taken as a whole) at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (11) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment, taken as a whole, is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby; and (12) any purchases of Capital Stock (other than Disqualified Capital Stock) of the Company by Affiliates thereof.

         SECTION 4.07. Repurchase of Debentures upon a Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Debentures in cash pursuant to the offer described in paragraph (c) of this Section 4.07 (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

         (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the Debentures would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Debentures, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the Debentures as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Debentures pursuant to the provisions of paragraphs (c) and (d) below.

         (c) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have any Debentures purchased pursuant to a Change of Control Offer must surrender such Debentures to the Transfer Agent and/or Paying Agent for the Debentures at the addresses specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date. The Company will not be required to make a Change of Control Offer pursuant to this covenant if a third party makes a Change of Control Offer in compliance with this Section 4.07 and repurchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

         (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable in connection with the purchase of Debentures pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue hereof.

         SECTION 4.08. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

         SECTION 4.09. Payment of Taxes and Other Claims . The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which, if necessary, adequate reserves have been established.

         SECTION 4.10. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

         The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

         SECTION 4.11. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

         SECTION 4.12. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days after the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the

Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this
Section 4.12, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.12(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

         (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Debentures as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.12 and
(iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         SECTION 4.13. Commission Reports and Reports to Holders. Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission, to the extent such submissions are accepted for filing, all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information within 15 days after the date it would have been required to file such reports or other information with the Commission had it been subject to such Sections. The Company also shall comply with the other provisions of TIA
Section 314(a).

         SECTION 4.14. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.15. Limitation on Layering. The Company will not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness (including the Debentures).


                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

         SECTION 5.01. When Company May Merge, Etc. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets determined on a consolidated basis for the Company to another Person or adopt a plan of liquidation unless (i) either (1) the Company is the Surviving Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such Surviving Person shall assume all of the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the use of the proceeds therefrom), (1) no Default or Event of Default shall have occurred and be continuing and (2) either (x) such Surviving Person shall be able to incur $1.00 of additional Indebtedness under the first paragraph of Section 4.05 of this Indenture or (y) the Leverage Ratio for such Surviving Person would be less than the Leverage Ratio of the Company immediately prior to such transaction; and (iv) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate thereof organized solely for the purpose of reorganizing the Company in another jurisdiction in the U.S. to realize tax or other benefits.

         SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the Company shall be discharged from its Obligations under the Debentures; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Debentures in the case of a lease of all or substantially all of its property and assets.


                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default . Any of the following events shall constitute an "Event of Default" hereunder:

                  (i) the failure to pay interest on the Debentures when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by the provisions of Article Ten);

                  (ii) the failure to pay principal of or premium, if any, on any Debentures when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the provisions of Article Ten);

                  (iii) a default in the observance or performance of any other covenant or agreement contained in the Debentures or this Indenture, which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 30% in aggregate principal amount of outstanding Debentures;

                  (iv) the failure to pay at the final stated maturity (after giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $20 million or more at any time;

                  (v) one or more judgments in an aggregate amount in excess of $20 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Restricted Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (vi) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Restricted Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Restricted Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (vii) the Company or any of its Significant Restricted Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (C) effects any general assignment for the benefit of creditors.

         SECTION 6.02. Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section
6.01 that occurs with respect to the Company), the Trustee may, and the Trustee upon the request of the Holders of 30% in principal amount of the outstanding Debentures shall, or the Holders of at least 30% in principal amount of outstanding Debenture may, declare the principal of all the Debentures, together with all accrued and unpaid interest and premium, if any, due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such a declaration of acceleration, such principal, premium, if any, and accrued interest (i) shall be immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facilities, will become due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five Business Days after receipt by the Company and the agent under the Senior Credit Facilities of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in clauses (vi) through (vii) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such declaration or occurrence of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Debentures by written notice to the Company and to the Trustee, may rescind and annul a declaration or occurrence of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration, at the rate prescribed therefor by such Debentures, (b) all existing Defaults and Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived, (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (d) in the event of the cure or waiver of a Default or Event of Default of the type described in clauses (vi) or (vii) of
Section 6.01, the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Debentures shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding.

         SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Debentures, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Debenture as specified in clause (i) or (ii) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. In the event of any Event of Default specified in clauses (iv), (vi) or (vii) of Section 6.01, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or Holders of the Debentures, if within 60 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged or (y) the Holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the Default that is the basis for such Event of Default has been cured.

         SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Debentures not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Debentures.

         SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Debentures, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Debentures shall have made a written request to the Trustee to pursue such remedy;

                  (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debentures do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Debentures have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Debentures or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of the principal of, premium, if any, or interest on, such Debenture or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debentures, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Debentures for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Debentures, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Debentures), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Debentures or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for all amounts due under Section 7.07;

                  Second: to the holders of Senior Indebtedness, and as to the extent required by Article Ten;

                  Third: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium, if any, and interest, respectively; and

                  Fourth: to the Company or any other obligors of the Debentures, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Debentures.

         SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Debentures in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE SEVEN
                                     TRUSTEE

         SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

         SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed in good faith by it to be genuine and to have been signed or presented by the proper person;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company;

                  (viii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (ix) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

                  (x) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at its Corporate Trust Office, and such notice references the Debentures and this Indenture.

         SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Debentures, (ii) shall not be accountable for the Company's use or application of the proceeds from the Debentures and (iii) shall not be responsible for any statement in the Debentures other than its certificate of authentication.

         SECTION 7.05. Notice of Default. If any Default or any Event of
Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each December 1, beginning with December 1, 1999, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such December 1, if required by TIA Section 313(a).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee in the administration of its duties hereunder without negligence, willful misconduct or bad faith on its part. Such disubrsements, expenses and advances shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence, wilful misconduct or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Debentures, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Debentures. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

         The obligations of the Company under this Section 7.07 shall not be subordinated to the payment of Senior Indebtedness pursuant to Article Ten. To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Debentures.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clauses (vi) through (vii) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Debentures may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Debentures may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder and to the administrative agent under the Senior Credit Facilities. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

         The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

         SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable Federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

         SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

         SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Debentures and this Indenture if:

                  (i) all Debentures previously authenticated and delivered (other than destroyed, lost or stolen Debentures that have been replaced or Debentures that are paid pursuant to Section 4.01 or Debentures for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in
         Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Debentures mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money, U.S. Government Obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Debentures to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Debentures are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04 and 8.05 and Article Ten (with respect to payments in respect of Debenture Obligations other than with the assets held in trust as described in clause (ii) above) shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debentures and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Debentures on the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Debentures, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

                  (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Debentures, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Debentures on the stated maturity of such principal or interest or any applicable Redemption Date selected by the Company; provided that the

         Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Debentures;

                  (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service directed to the Company to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Company received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, provided, that in delivering any such Opinion of Counsel, such counsel shall be entitled to rely upon the statements of experts as to the solvency of the Company, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (C) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and is permitted by Article Ten;

                  (D) if the Debentures are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Debentures will not be delisted as a result of such deposit, defeasance and discharge; and

                  (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 8.04,
8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and Article Ten (with respect to payments in respect of Debenture Obligations other than with the assets held in trust as described in this
Section 8.02) shall survive until the Debentures are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debentures and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clause (iii) of
Section 5.01, the proviso in Section 4.03 and Sections 4.04 through 4.07, 4.13 and 4.15 and clauses (iii) through (vii) of Section 6.01 shall be deemed not to be Events of Default and Article Ten shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Debentures if:

                  (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Debentures, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Debentures on the stated maturity of such principal or interest or on any applicable Redemption Date selected by the Company; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Debentures;

                  (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, provided, that in delivering any such Opinion of Counsel, such counsel shall be entitled to rely upon the statements of experts as to the solvency of the Company, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding,
         (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the

         Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and is permitted by Article Ten;

                  (iv) if the Debentures are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Debentures will not be delisted as a result of such deposit, defeasance and discharge; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

         SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Debentures and this Indenture to the payment of principal of, premium, if any, and interest on the Debentures; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York, or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Debentures without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency in this Indenture;

                  (2) to comply with Article Five;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (5) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

                  (6) to add one or more subsidiary guarantees on the terms required by this Indenture; or

                  (7) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Debentures with the written consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding, and the Holders of a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Debentures.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) reduce the amount of Debentures whose holders must consent to an amendment;

                  (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Debentures;

                  (iii) reduce the principal of or change the fixed maturity of any Debentures, or change the fixed maturity of any Debentures, or change the date on which any Debentures may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (iv) make any Debentures payable in money other than that stated in the Debentures and the Indenture;

                  (v) make any change in provisions of the Indenture protecting the right each Holder of a Debenture to receive payment of, premium on and interest on such Debenture on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of Debentures to waive a Default or Event of Default; or

                  (vi) after the Company's obligation to purchase Debentures arises under Section 4.07, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or modify any of the provisions or definitions with respect to any such offer.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the Debenture of the consenting Holder, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to its Debenture or portion of its Debenture. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Debentures.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Debenture that evidences the same indebtedness as the Debenture of the consenting Holder.

         SECTION 9.04. Notation on or Exchange of Debentures. If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder to deliver such Debenture to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Debenture thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation, or issue a new Debenture, shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                   ARTICLE TEN
                           SUBORDINATION OF DEBENTURES

         SECTION 10.01. Debentures Subordinated to Senior Indebtedness. The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Debenture, likewise covenants and agrees that all Debentures shall be issued subject to the provisions of this Article Ten; and each Person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Debenture Obligations shall, to the extent and in the manner set forth in this Article Ten, be subordinated in right of payment to the prior payment in full, in cash, of all existing and future Senior Indebtedness, including, without limitation, the Company's obligations under the Senior Credit Facilities (including any interest accruing on or subsequent to, or which would have accrued but for the occurrence of, an event specified in Sections 6.01(vi) and 6.01(vii) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

         SECTION 10.02. No Payment on Debentures in Certain Circumstances. (a) No direct or indirect payment by or on behalf of the Company of Debenture Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and/or any such acceleration has been rescinded or such Senior Indebtedness has been paid; provided, however, that the Company may pay any Debenture Obligation without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the

Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) above has occurred and is continuing.

         (b) During the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon receipt by the Trustee with a copy to the Company of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding specifying an election to effect a Payment Blockage Period (as defined below) (a "Blockage Notice")), no payment of Debenture Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of the Company and except that holders of any Debenture Obligation may receive (i) Qualified Capital Stock issued by the Company to pay interest on the Debentures or issued in exchange for the Debentures, (ii) securities substantially identical to the Debentures issued by the Company in payment of interest accrued thereon or (iii) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Debentures and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Debentures) may be made for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (or earlier if such Payment Blockage Period shall be terminated (i) by written notice to the Trustee with a copy to the Company from such trustee of, or other Representatives who gave such notice, (ii) because the default giving rise to such Blockage Notice has been cured or waived or is no longer continuing or
(iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, but subject to the provisions of paragraphs (a) and (c) of this Section 10.02, the Company may resume payments on the Debentures after the end of such Payment Blockage Period. Not more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the agent under the Senior Credit Facilities), the agent under the Senior Credit Facilities may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. The failure of the Company to pay principal when due or to pay interest on the Debentures for more than 30 days after the scheduled payment therefor as a result of the occurrence of a Payment Blockage Period shall nevertheless constitute an Event of Default under this Indenture.

For the purposes of this Article Ten (but without limiting the effect of any other provision of this Article Ten), paying any Debenture Obligation shall include any payment or distribution of any kind or character by the Company or its Subsidiaries, by set-off or otherwise, including, without limitation, any repurchase, redemption or acquisition of the Debentures and any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Debentures.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 10.02(a) or 10.02(b) of this Indenture, the Trustee shall promptly notify the representatives of such Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the representatives of such Senior Indebtedness that such prohibited payment has been made, such representatives within 30 days of receipt of such notice from the Trustee notifies the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the representatives of such Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

         SECTION 10.03. Payment over of Proceeds upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, any assignment for the benefit of creditors or any marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing on or subsequent to, or which would have accrued but for the occurrence of, an event specified in paragraphs (vi) and (vii) of Section 6.01, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of Debenture Obligations, or any payment to acquire any of the Debentures for cash, property or securities, or any distribution with respect to the Debentures of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Debenture Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) in connection with any such dissolution, winding-up, liquidation, reorganization, assignment, marshalling or proceeding, any payment or distribution of assets or securities for the Company of any kind or character, whether in cash, property or securities, to which the Holders or the

Trustee on their behalf would be entitled, but for the provisions of this Article Ten, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the representatives of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the representatives of such Senior Indebtedness (except that Holders of the Debentures may receive (i) Qualified Capital Stock issued by the Company to pay interest on the Debentures or issued in exchange for the Debentures, (ii) securities substantially identical to the Debentures issued by the Company in payment of interest accrued thereon or (iii) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Debentures and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Debentures).

         (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the representatives of such Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (d) For purposes of this Section 10.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Debentures to be treated in any case or proceeding or similar event described in this Section 10.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Debentures are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

         SECTION 10.04. Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the representatives of the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Ten are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash, of such Senior Indebtedness of such holders.

         SECTION 10.05. Obligations of Company Unconditional. (a) Nothing contained in this Article Ten or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Indebtedness.

         (b) Without limiting the generality of the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Debentures to be due and payable prior to their stated maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash, before the Holders or the Trustee on behalf of the Holders are entitled to receive any direct or indirect payment from the Company of Debenture Obligations.

         SECTION 10.06. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Ten. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 10.06 at least three Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Debenture), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Debentures prior to such application. Nothing contained in this

Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Ten. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely in good faith on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

         (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 10.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten, provided that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

         SECTION 10.08. Trustee's Relation to Senior Indebtedness. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in

Sections 10.02(c) and 10.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

         SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         SECTION 10.10. Holders Authorize Trustee to Effectuate Subordination of Debentures. Each Holder by his acceptance of any Debentures authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Debentures in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

         SECTION 10.11. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Debentures by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

         SECTION 10.12. Trustee's Compensation Not Prejudiced. Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including without limitation Section 7.07.

         SECTION 10.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend or shorten the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 10.14. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in Section 10.02 or 10.03, from making payments of principal of, premium, if any, and interest on the Debentures, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Debentures to the holders entitled thereto unless, at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) of this Indenture (or there shall have been an acceleration of the Debentures prior to such application) or in Section 10.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of, or similar proceeding (including any assignment for the benefit of creditors or any marshalling of assets) with respect to, the Company.

         SECTION 10.15. Consent of Holders of Senior Indebtedness Under the Senior Credit Facilities. The provisions of this Article Ten (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Senior Credit Facilities, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Senior Credit Facilities shall have consented (in accordance with the provisions of the Senior Credit Facilities) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.

         SECTION 10.16. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness (provided that, at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

         SECTION 10.17. Notice to Representative of Designated Senior Indebtedness. If payment of the Debentures is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative (if any) of any issue of Designated Senior

Indebtedness which is then outstanding; provided, however, that the Company and the Trustee shall be obligated to notify such a Representative (other than with respect to the Senior Credit Facilities) only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company and the Trustee (and the Company and the Trustee shall be obligated only to deliver the notice to the address so specified). If a notice is required pursuant to the immediately preceding sentence, the Company may not pay the Debentures (except payment (i) in Qualified Capital Stock issued by the Company to pay interest on the Debentures or issued in exchange for the Debentures, (ii) in securities substantially identical to the Debentures issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Debentures and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Debentures), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Debentures only if the subordination provisions of the Indenture otherwise permit payment at that time.


                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

         SECTION 11.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required or deemed to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required or deemed to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

         if to the Company:

                  Regal Cinemas, Inc.
                  7132 Commercial Park Drive
                  Knoxville, Tennessee  37918
                  Telecopier No.:  423-922-6085
                  Attention:  Chief Financial Officer
         if to the Trustee:

                  IBJ Schroder Bank & Trust Company
                  One State Street
                  New York, New York  10004
                  Telecopier No.:  212-858-2952
                  Attention:  Corporate Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.03. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 11.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, stated maturity or date of maturity of any Debenture shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Debenture, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the stated maturity or date of maturity of such Debenture; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, stated maturity or date of maturity, as the case may be.

         SECTION 11.07. Governing Law. This Indenture and the Debentures shall be governed by the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Debentures.

         SECTION 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Debentures, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

         SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 11.12. Separability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                       REGAL CINEMAS, INC.


                                       By:           /s/ D. MARK MONROE
                                          --------------------------------------
                                          Name:   D. Mark Monroe
                                          Title:  Vice President


                                       IBJ SCHRODER BANK & TRUST COMPANY


                                       By:       /s/ STEPHEN J. GUIRLANDO
                                          --------------------------------------
                                          Name:   Stephen J. Guirlando
                                          Title:  Assistant Vice President

                                                                       EXHIBIT A


                              [APPLICABLE LEGENDS]

                               [FACE OF DEBENTURE]

                               REGAL CINEMAS, INC.

                   8 7/8% Senior Subordinated Debenture due 2010

                                                              CUSIP [__________]


No. ____                                                              $_________


         REGAL CINEMAS, INC., a Tennessee corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ______________________ ($____________) on December 15, 2010.

         Interest Payment Dates: June 15 and December 15, commencing June 15, 1999.

         Regular Record Dates:    June 1 and December 1.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.


Date: December 16, 1998                REGAL CINEMAS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                    (Trustee's Certificate of Authentication)

This is one of the 8 7/8% Senior Subordinated Debentures due 2010 described in the within-mentioned Indenture.


                                       IBJ SCHRODER BANK & TRUST
                                       COMPANY,
                                          as Trustee

                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                           [REVERSE SIDE OF DEBENTURE]

                               REGAL CINEMAS, INC.

                   8 7/8% Senior Subordinated Debenture due 2010



1.  Principal and Interest.

         The Company will pay the principal of this Debenture on December 15, 2010.

         The Company promises to pay interest on the principal amount of this Debenture on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest will be payable semiannually (to the holders of record of the Debentures at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 15, 1999.

         If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Debentures is not declared effective by the Commission, on or before _________, 1999 in accordance with the terms of the Registration Rights Agreement dated December 16, 1998 between the Company and Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, the annual interest rate borne by the Debentures shall be increased by 0.5% per annum from the rate shown above accruing from the date that is 225 days after _________, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing December 15, 1999 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Debenture is entitled to the benefits of such Registration Rights Agreement.

         Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1998, provided that, if there is no existing default in the payment of interest and this Debenture is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.

         The Company will pay interest on the principal amount of the Debentures as provided above on each June 15 and December 15, commencing June 15, 1999 to the persons who are Holders (as reflected in the Security Register at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date), in each case, even if the Debenture is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Debenture to a Paying Agent on or after December 15, 2010.

         The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.

         Initially, the Trustee will act as authenticating agent, a Paying Agent and the Registrar. The Company may change any authenticating agent, Paying Agent or Transfer Agent without notice. The Company, any Subsidiary or any Affiliate of any of them may act as a Paying Agent or a Transfer Agent.

4.  Indenture; Limitations.

         The Company issued the Debentures under an Indenture dated as of December 16, 1998 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

         The Debentures are general unsecured obligations of the Company.

         The Company may, subject to Article Four of the Indenture and applicable law, issue additional Debentures under the Indenture.

5.  Optional Redemption.

         The Debentures are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after December 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount thereof on the applicable Redemption Date), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing December 15 of the years set forth below:

                                                    Redemption
Year                                                  Price
----                                                ----------
2003                                                  104.438%
2004                                                   103.328
2005                                                   102.219
2006                                                   101.109
2007 and thereafter                                    100.000

         At any time and from time to time prior to December 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Debentures with the proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 108.875%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Debentures issued under the Indenture remains outstanding after each such redemption and (ii) any such redemption shall occur on or prior to the date that is 90 days after receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

         Debentures in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless the Company defaults in the payment of the Redemption Price.

6. Repurchase upon Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Debentures in cash pursuant to the offer described in Section 4.07(c) of the Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

         (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the Debentures would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Debentures, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the Debentures as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Debentures pursuant to the provisions of Section 4.07(c) and Section 4.07(d) of the Indenture.

         A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Debentures in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Debentures or portions of Debentures surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.  Denominations; Transfer; Exchange.

         The Debentures are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Debentures selected for redemption. Also, it need not register the transfer or exchange of any Debentures for a period of 15 days before the day of mailing of a notice of redemption of Debentures selected for redemption.

8.  Persons Deemed Owners.

         A Holder shall be treated as the owner of a Debenture for all purposes.

9.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.

         Under certain circumstances, if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Debentures to redemption or maturity of the Debentures, the Company may, under certain circumstances, be discharged from the Indenture and the Debentures, except in certain circumstances for certain provisions thereof, or from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.  Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional Indebtedness, make Restricted Payments, issue Preferred Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.  Successor Persons.

         When a successor person or other entity assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

         Any of the following events constitutes an "Event of Default" under the
Indenture:

                  (i) the failure to pay interest on the Debentures when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by the provisions of Article Ten);

                  (ii) the failure to pay principal of or premium, if any, on any Debentures when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the provisions of Article Ten);

                  (iii) a default in the observance or performance of any other covenant or agreement contained in the Debentures or this Indenture, which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 30% in aggregate principal amount of outstanding Debentures;

                  (iv) the failure to pay at the final stated maturity (after giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $20 million or more at any time;

                  (v) one or more judgments in an aggregate amount in excess of $20 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Restricted Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (vi) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Restricted Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Restricted Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (vii) the Company or any of its Significant Restricted Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law for relief of debtors now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (C) effects any general assignment for the benefit of creditors.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 30% in aggregate principal amount of the Debentures then outstanding shall, declare all the Debentures to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Subordination.

         The payment of the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Indebtedness.

16. Trustee Dealings with the Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

         No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18.  Authentication.

         This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.  Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Regal Cinemas, Inc., 7132 Commercial Park Drive, Knoxville, Tennessee 37918; Attention:
Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing attorney
--------------------------------------------------------------------
to transfer said Debenture on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL DEBENTURES OTHER THAN EXCHANGE DEBENTURES,
                    UNLEGENDED OFFSHORE GLOBAL DEBENTURES AND
                    UNLEGENDED OFFSHORE PHYSICAL DEBENTURES]

         In connection with any transfer of this Debenture occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Debenture is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[ ] (b) this Debenture is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Debenture and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ---------------       -----------------------------------------------------

                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                    ---------------------------------

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     ---------------       -----------------------------------------------------
                           NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Debenture purchased by the Company pursuant to
Section 4.07 of the Indenture, check the Box: [ ]

         If you wish to have a portion of this Debenture purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount:
$___________________.


Date:
     ---------------


Your Signature:
               -----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Debenture)

Signature Guarantee:
                    --------------------------------

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT B

                               Form of Certificate
                                                                             ,
                                                            ----------------- --

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Administration

Regal Cinemas, Inc.
7132 Commercial Park Drive
Knoxville, Tennessee  37918
Attention: Chief Financial Officer

                     Re: Regal Cinemas, Inc. (the "Company")
        8 7/8% Senior Subordinated Debentures due 2010 (the "Debentures")

Dear Sirs:

         This letter relates to U.S. $______ principal amount of Debentures represented by a Debenture (the "Legended Debenture") which bears a legend outlining restrictions upon transfer of such Legended Debenture. Pursuant to
Section 2.02 of the Indenture dated as of December 16, 1998 (the "Indenture") relating to the Debentures, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Debentures could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Debentures, all in the manner provided for in the Indenture.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT C

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                            ,
                                                            ---------------- ---


IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Administration

                     Re: Regal Cinemas, Inc. (the "Company")
        8 7/8% Senior Subordinated Debentures due 2010 (the "Debentures")

Dear Sirs:

         In connection with our proposed purchase of $__________________ aggregate principal amount of the Debentures, we confirm that:

        1. We understand that any subsequent transfer of the Debentures is subject to certain restrictions and conditions set forth in the Indenture dated as of December 16, 1998 (the "Indenture") relating to the Debentures and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the "Securities Act").

        2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Debentures within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Debentures from us a notice advising such purchaser that resales of the Debentures are restricted as stated herein.

        3. We understand that, on any proposed resale of any Debentures, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5. We are acquiring the Debentures purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT D
                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S

                                                                            ,
                                                             --------------- ---


IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Corporate Administration

                    Re: Regal Cinemas, Inc.(the "Company")
      8 7/8% Senior Subordinated Debentures due 2010 (the "Debentures")

Dear Sirs:

         In connection with our proposed sale of U.S. $___________ aggregate principal amount of the Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

        (1) the offer of the Debentures was not made to a person in the United States;

        (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

        (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Authorized Signatory